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Exhibit 4.12

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE REFERRED TO HEREIN.1

1
This paragraph should be included if the Note is issued in global form.

          THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF BEAZER HOMES USA, INC. THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF BEAZER HOMES USA, INC. SO REQUESTS) OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER UNDER CLAUSE (E) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE TRUSTEE (AND BEAZER HOMES USA, INC., IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE

  SECURITIES ACT, (2) TO BEAZER HOMES USA, INC. OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(D) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO BEAZER AND THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE NOTES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

No.	CUSIP No.:

6 1/2% Senior Notes due 2013, Series A

BEAZER HOMES USA, INC.
a Delaware corporation

promises to pay to
or registered assigns the principal sum of	[Dollars] on November 15, 2013
6 1/2% Senior Notes due 2013 Interest Payment Dates: May 15 and November 15, commencing on May 15, 2004 Record Dates: May 1 and November 1

Authenticated:                                                                          Dated:

[The Remainder of This Page Has Intentionally Been Left Blank.]

        IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written.

BEAZER HOMES USA, INC.
[Seal]
By:
Name: Title:
By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.
By:
Authorized Signatory

BEAZER HOMES USA, INC.

6 1/2% Senior Notes due 2013, Series A

1.    Interest.

        BEAZER HOMES USA, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing May 15, 2004, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from November 13, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.

        The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on May 1 and November 1. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent and Registrar.

        Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

        The Company issued the Notes under an Indenture dated as of April 17, 2002 (as amended or supplemented, the "Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes and the Subsidiary Guarantees include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Notes of the Series of which this Note is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Subsidiary Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. The Notes include the Initial Notes and the Exchange Notes (each as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as hereinafter defined).

        The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, Attention: President.

5.    Optional Redemption.

        The Company may redeem all or any portion of the Notes at any time and from time to time on or after November 15, 2008 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the 12-month period beginning on November 15 of each year indicated below:

Year	Percentage
2008	103.250%
2009	102.167%
2010	101.083%
2011 and thereafter	100.000%

        In addition, on or prior to November 15, 2006, the Company may, at its option, redeem up to 35% of the outstanding Notes with the net proceeds of an Equity Offering at 106.50% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, that at least $130.0 million principal amount of the Notes remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

        Prior to November 15, 2008, we may at our option redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

        "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on November 15, 2008 (such redemption price being described in the first paragraph of this section 5 exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through November 15, 2008 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 15, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to November 15, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to November 15, 2008.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser num-ber as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

        "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

        "Reference Treasury Dealer" means UBS Securities LLC and its successors and assigns, and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

        In the event less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted by the Indenture. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

        The Indenture requires the Company

            (i)  to offer to purchase all of the outstanding Notes upon a Change of Control of the Company,

           (ii)  to offer to purchase a portion of the outstanding Notes using Net Proceeds neither used to repay certain Indebtedness nor used or invested as provided in the Supplemental Indenture or

          (iii)  to offer to purchase 10% of the original outstanding principal amount of the Notes in the event that, at the end of any two consecutive fiscal quarters, the Company's Consolidated Tangible Net Worth is less than $85 million; provided that no such offer shall be required if, following such two fiscal quarters but prior to the date the Company is required to make such offer, capital in cash or cash equivalents is contributed to the Company in an Equity Offering sufficient to increase the Company's Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or greater than $85 million.

6.    Registration Rights Agreement.

        The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of November 13, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

        If (i) the Exchange Offer Registration Statement is not filed with the Commission on or before the 90th calendar day following the Issue Date or, if that day is not a Business Day, then the next day that is a Business Day; (ii) the Exchange Offer Registration Statement is not declared effective on or before the 150th calendar day following the Issue Date or, if that day is not a Business Day, then the next day that is a Business Day; (iii) the Exchange Offer is not completed on or before the 180th calendar day following the Issue Date or, if that day is not a Business Day, then the next day that is a Business Day; or (iv) the Shelf Registration Statement is required to be filed but is not filed or declared effective within the time periods required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in clauses (i) through (iv), a "Registration Default"), the interest rate borne by the Notes will be increased by 0.25% per annum upon the occurrence of a Registration Default. This rate will continue to increase by 0.25% each 90 day period that the Liquidated Damages (as defined below) continue to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.0%) per year. The increase in the interest rate on the Notes is referred to as "Liquidated Damages." Such interest is payable in addition to any other interest payable from time to time with respect to the Initial Notes and the Exchange Notes in cash on each interest payment date to the Holders of record for such interest payment date.

7.    Denominations, Transfer, Exchange.

        The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

8.    Persons Deemed Owners.

        The registered Holder of this Note shall be treated as the owner of it for all purposes.

9.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

10.    Amendment, Supplement, Waiver.

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to comply with Section 3.10 of the Supplemental Indenture; to provide for uncertificated Notes in addition to certificated Notes; to make any change that does not adversely affect the legal rights under the Indenture of any Holder; to comply with or qualify the Indenture under the Trust Indenture Act; or to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

11.    Successor Corporation.

        When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

12.    Trustee Dealings With Company.

        U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

13.    No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.    Discharge of Indenture.

        The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.    Authentication.

        This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

16.    Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

        If you the Holder want to assign this Note, fill in the form below:

        I or we assign and transfer this Note to

(Insert assignee's social security or tax ID number)

(Print or type assignee's name, address, and zip code)
and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:	Your signature:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or
(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)	☐
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	☐	outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or
(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(6)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(7)	☐	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

        ☐    The transferee is an Affiliate of the Company.

        Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

        If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Subsidiary Guarantee:

(SIGNATURE MUST BE GUARANTEED)

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

        Beazer Homes Corp., Beazer/Squires Realty, Inc., Beazer Homes Sales Arizona, Inc., Beazer Realty Corp., Beazer Mortgage Corporation, Beazer Homes Holdings Corp., Beazer Homes Texas Holdings, Inc., Beazer Homes Texas, L.P., April Corporation, Beazer SPE, LLC, Beazer Homes Investment Corp., Beazer Realty, Inc., Beazer Clarksburg, LLC, Homebuilders Title Services of Virginia, Inc., Homebuilders Title Services, Inc., Texas Lone Star Title, L.P., Beazer Allied Companies Holdings, Inc., Crossmann Communities of North Carolina, Inc., Crossmann Communities of Ohio, Inc., Crossmann Communities of Tennessee, LLC, Crossmann Communities Partnership, Crossmann Investments, Inc., Crossmann Management, Inc., Crossmann Mortgage Corp., Cutter Homes, Ltd., Deluxe Homes of Lafayette, Inc., Deluxe Homes of Ohio, Inc., Beazer Realty, Inc. (formerly Merit Realty, Inc.), Paragon Title, LLC, Pinehurst Builders LLC and Trinity Homes LLC (the "Subsidiary Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Subsidiary Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Subsidiary Guarantees.

        Each holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture.

        The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

SUBSIDIARY GUARANTORS:

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INVESTMENT CORP.
BEAZER HOMES SALES ARIZONA, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER MORTGAGE CORPORATION
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER/SQUIRES REALTY, INC.
CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC.
CROSSMANN COMMUNITIES OF OHIO, INC.
CROSSMANN INVESTMENTS, INC.
CROSSMANN MANAGEMENT, INC.
CROSSMANN MORTGAGE CORP.
CUTTER HOMES, LTD.
DELUXE HOMES OF LAFAYETTE, INC.
DELUXE HOMES OF OHIO, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.
BEAZER REALTY, INC., fka MERIT REALTY, INC.
By:

Name: Title:

BEAZER CLARKSBURG, LLC
By:	BEAZER HOMES CORP., its managing member
By:

Name: Title:
BEAZER HOMES TEXAS, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
By:

Name: Title:
BEAZER SPE, LLC
By:	BEAZER HOMES CORP., its managing member
By:

Name: Title:

CROSSMANN COMMUNITIES OF TENNESSEE, LLC
By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
By:

Name: Title:

CROSSMANN COMMUNITIES PARTNERSHIP
By:	BEAZER HOMES INVESTMENT CORP., it partner
By:

Name: Title:
PARAGON TITLE, LLC
By:	BEAZER HOMES INVESTMENT CORP., its partner
By:

Name: Title:
PINEHURST BUILDERS LLC
By:	CROSSMANN COMMUNITIES OF TENNESSEE, LLC, its managing partner
By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
By:

Name: Title:

TEXAS LONE STAR TITLE, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
By:

Name: Title:
TRINITY HOMES LLC
By:	BEAZER HOMES INVESTMENT CORP., its manager
By:

Name: Title:

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ASSIGNMENT FORM
[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE] GUARANTEE